Exhibit 3.42

ARTICLES OF AMALGAMATION

1.	The name of the amalgamated corporation is:

F	L	E	E	T	W	O	O	D	C	A	N	A	D	A	L	T	D.

2.	The address of the registered office is:

Suite 2500, Commerce Court West
(Street & Number or R.R. Number & if Multi-Office Building give Room No. / Rue et numéro ou numéro de la R.R. et, s’il s’agit d’un édifice à bureaux, numéro du bureau)

Toronto, Ontario	M	5	L	1	A	9
(Name of Municipality, or Post Office)	(Postal Code)

Metropolitan Toronto	in the	Judicial District of York
(Name of Municipality Geographical Township)		(County, District, Regional Municipality)

3.	Number (or minimum and maximum number) of directors is:

A minimum of one (1) director and a maximum of nine (9) directors.

4.	The director(s) is/are:

First name, Initials and surname	Residence address, giving Street & No. or R.R. No., Municipality and Postal Code	Resident Canadian State Yes or No

Donald J. Prodanchuk	250-999 8th Street S.W. Calgary, Alberta T2R 1J5	Yes

John Russell Wilkinson	7-126-13 Avenue S.W. Calgary, Alberta T2M OE3	Yes

Gerald J. Silver	11-6715 Hunterview Dr. N.E. Calgary, Alberta T2K 5C8	Yes

John C. Crean	39 Monarch Bay South Laguna, California, U.S.A. 92523	No

William W. Weide	2341 Terraza Place Fullerton, California, U.S.A. 92631	No

6.	Restrictions, if any, on business the corporation may carry on or on powers the corporation exercise.

None

7.	The classes and any maximum number of shares that the corporation is authorized to issue.

The Corporation is authorized to issue an unlimited number of common shares.

9.	The issue transfer or ownership of shares is/is not restricted and the restrictions (if any) are as follows:

No share or shares of the Corporation shall be transferred without the previous sanction of the shareholders of the Corporation expressed by a resolution passed at a meeting of the shareholders or by an instrument or instruments in writing signed by the holders of at least 51% of the issued shares.

10.	Other provisions, (if any):

It shall be a condition of the articles:

(a)                                    that the number of shareholders of the Corporation, exclusive of persons who are in its employment and exclusive or persons who, having been formerly in the employment of the Corporation, were, while in that employment, and have continued after the termination of that employment to be, shareholders of the Corporation, is limited to fifty, two or more persons who are the joint registered owners of one or more shares being counted as one shareholder;

(b)                                   that any invitation to the public to subscribe for securities of the Corporation is prohibited; and

(c)                                    the directors, without authorization of the shareholders, may from time to time on behalf of the Corporation:

(i)                                     borrow money upon the credit of the Corporation;

(ii)                                  issue, reissue, sell or pledge bonds, debentures, notes or other evidence of indebtedness or guarantee of the Corporation, whether secured or unsecured;

(iii)                               to the extent permitted by the Business Corporations Act, 1982 give a guarantee on behalf of the Corporation to secure performance of an obligation of any person;

(iv)                              mortgage, hypothecate, pledge or otherwise create a security interest in all or any currently owned or subsequently acquired real or personal, movable or immovable property of the Corporation including book debts, rights, powers, franchises and undertakings, to secure any such bonds,

11	The statements required by subsection 177(2) of the Business Corporations Act are attached as Schedule “A”.

12.	A copy of the amalgamation agreement or directors resolutions (as the case may be) is/are attached as Schedule “B”.

debentures, notes or other evidence of indebtedness or guarantee or any other present or future indebtedness or liability in the Corporation; and

(v)                                 delegate to a director, a committee of directors, or an officer, or one or more of them as may be designated by resolution of the directors, all or any of the powers conferred by the foregoing provisions to such extent and in such manner as the directors of the Corporation may determine at the time of such delegation.

Nothing in the above provisions shall limit or restrict the borrowing of money by the Corporation on bills of exchange or promissory notes made, drawn, accepted or endorsed by or on behalf of the Corporation.

These articles are signed in duplicate.

Names of the amalgamating corporations and signatures and descriptions of office of their proper officers.

FLEETWOOD CANADA LTD.	FLEETWOOD HOMES OF ALBERTA, LTD.

Per:	Per:
Secretary	Secretary

AND I MAKE this solemn declaration conscientiously believing the same to be true and knowing that it is of the same force and effect as if made under oath and by virtue of the Canada Evidence Act.

DECLARED before me at the	)
City of Riverside, in	)
the State of California	)
this 16th day of april,	)	William H. Lear
1984.	)

A Commissioner etc.

VERA J. SCHNEIDER NOTARY PUBLIC RIVERSIDE COUNTY CALIFORNIA
My Commission Expires October 21, 1987

Schedule “A”

IN THE MATTER OF the Business Corporations Act, 1982 and the articles of amalgamation of FLEETWOOD CANADA LTD.

I, William H. Lear, of the City of Riverside, in the State of California, MAKE OATH AND SAY THAT:

1.                                       I am the Secretary of Fleetwood Canada Ltd., (hereinafter called the “Amalgamating Corporation”) and as such have personal knowledge of the matters herein declared to.

2.                                       I have conducted such examinations of the books and records of the Amalgamating Corporation and have made such enquiries and investigations as are necessary to enable me to make this declaration.

3.                                       I have satisfied myself that:

(a)          the Amalgamating Corporation is and the Amalgamated Corporation will be able to pay its liabilities as they become due;

(b)         the realizable value of the assets of the Amalgamated Corporation will not be less than the aggregate of its liabilities and stated capital of all classes;

(c)          no creditor of the Amalgamating Corporation will be prejudiced by the amalgamation.

Schedule “B”

This Amalgamation Agreement entered into this 30th day of April, 1984.

B E T W E E N :

FLEETWOOD CANADA LTD.,

a corporation amalgamated under the

Business Corporations Act, 1982

(hereinafter sometimes called “Fleetwood Canada”)

OF THE FIRST PART

- and -

FLEETWOOD HOMES OF ALBERTA, LTD.

a corporation continued under the

Business Corporations Act, 1982

(hereinafter sometimes called “Fleetwood Alberta”)

OF THE SECOND PART

WITNESSETH:

WHEREAS the parties hereto acting under the authority contained in the Business Corporations Act, 1982 have agreed to amalgamate upon the terms and conditions hereinafter set out with effect from April 30, 1984; and

WHEREAS the parties hereto have each made full disclosure to the others of all their respective assets and liabilities; and

WHEREAS it is desirable that the said amalgamation should be effected;

NOW THEREFORE the parties hereto have agreed as follows:

1.                                       In this agreement the expressions “Amalgamating Corporation” means each of the parties hereto and “Amalgamated Corporation” means the corporation continuing from the amalgamation of the parties hereto.

2.                                       Each of the Amalgamating Corporations hereby agrees to amalgamate under the provisions of the Business Corporations Act, 1982 and to continue as one corporation under the terms and conditions hereinafter set out.

3.                                       The name of the Amalgamated Corporation shall be Fleetwood Canada Ltd.

4.                                       The place in Ontario where the registered office of the Amalgamated Corporation is to be situated is the Municipality of Metropolitan Toronto until changed in accordance with the Business Corporations Act, 1982.

5.                                       There shall be no restrictions on the business the Amalgamated Corporation may carry on.

6.                                       The by-laws of Fleetwood Canada shall, to the extent not inconsistent with this Amalgamation Agreement, be the by-laws of the Amalgamated Corporation, until repealed, amended, altered or added to. A copy of the aforementioned proposed by–laws may be examined at the offices of Blake, Cassels & Graydon located at Suite 2500, Commerce Court West, Toronto, Ontario M5L 1A9.

7.                                       The Amalgamated Corporation shall be authorized to issue an unlimited number of common shares without par value.

8.                                       The issued shares of the Amalgamating Corporations shall be converted into issued shares of the Amalgamated Corporation as follows:

(a)                                  the 10,000 issued common shares of Fleetwood Canada shall be converted into 10,000 issued common shares of the Amalgamated Corporation; and

(b)                                 the 450 issued common shares of Fleetwood Alberta, a wholly-owned subsidiary of Fleetwood Canada, shall be cancelled without any repayment of capital in respect thereof.

After the issue of a certificate of amalgamation confirming this Amalgamation Agreement, the shareholders of each of the Amalgamating Corporations, shall, when requested by the Amalgamated Corporation, surrender the certificates representing shares held by them in the Amalgamating Corporations, and in return in the case of Fleetwood Canada shall be entitled to receive a certificate for shares of the Amalgamated Corporation on the basis aforesaid.

9.                                       The right to transfer shares of the Amalgamated Corporation shall be restricted so that no share or shares shall be transferred without the previous sanction of the shareholders of the Amalgamated Corporation expressed by a resolution passed at a meeting of the shareholders or by an instrument or instruments in writing signed by the holders of at least fifty-one per cent (51%) of the shares of the Amalgamated Corporation for the time being outstanding.

10.(a)                 The number of shareholders of the Amalgamated Corporation, exclusive of persons who are in its employment and exclusive of persons who, having been formerly in the employment of the Amalgamated Corporation, were, while in that employment, and have continuted after the termination of that employment to be, shareholders of the Amalgamated Corporation, shall be limited to not more than fifty, two or more persons who are the joint registered owners of one or more shares being counted as one shareholder.

(b)                               Any invitation to the public to subscribe for securities of the Amalgamated Corporation shall be prohibited.

11.                               The number of directors of the Amalgamated Corporation shall be a minimum of one (1) director and a maximum of nine (9) directors, until changed in accordance with the Business Corporations Act, 1982. The name, residence address and Canadian residency of each of the first directors of the Amalgamated Corporation are as follows:

NAME	ADDRESS	RESIDENT CANADIAN (Yes or No)

John Cornelias Crean	39 Monarch Bay South Laguna, California, U.S.A. 90210	No

William Wolfe Weide	2341 Terrazo Place Fullerton, California, U.S.A. 92631	No

Thomas Grafton	213 Notre Dame Avenue Winnipeg, Manitoba R3B 1N3	Yes

George Rajotte	22 Pine Bluff Crescent Winnipeg, Manitoba R2J 2N5	Yes

Thomas Breen	1670 Portage Avenue Winnipeg, Manitoba R3J 0C9	Yes

The said first directors shall hold office until the first annual meeting of the Amalgamated Corporation, or until their successors are elected or appointed. The subsequent directors shall be elected each year thereafter by ordinary resolution at either a general meeting or the annual meeting of the shareholders. The directors shall manage the business and affairs of the Amalgamated Corporation, subject to the provisions of the Business Corporations Act, 1982.

12.                                 The directors of the Amalgamated Corporation, without authorization of the shareholders, may from time to time on behalf of the Corporation:

(a)	borrow money upon the credit of the Amalgamated Corporation;

(b)	issue, reissue, sell or pledge bonds, debentures, notes or other evidence of indebtedness or guarantee of the Amalgamated Corporation, whether secured or unsecured;

(c)	to the extent permitted by the Business Corporations Act, 1982 give a guarantee on behalf of the Amalgamated Corporation to secure performance of an obligation of any person;

(d)

mortgage, hypothecate, pledge or otherwise create a security interest in all or any currently owned or subsequently acquired real or personal, movable or immovable property of the Amalgamated Corporation including book debts, rights, powers, franchises and undertakings, to secure any such bonds, debentures, notes or other evidence of indebtedness or guarantee or any other present or future indebtedness or liability of the Amalgamated Corporation; and

(e)

delegate to a director, a committee of directors, or an officer, or one or more of them as may be designated by resolution of the directors, all or any of the powers conferred by the foregoing provisions to such extent and in such manner as the directors of the Amalgamated Corporation may determine at the time of such delegation.

Nothing in the above provisions shall limit or restrict the borrowing of money by the Amalgamated Corporation on bills of exchange or promissory notes made, drawn, accepted or endorsed by or on behalf of the Amalgamated Corporation.

13.         Upon the shareholders of the Amalgamating Corporation respectively adopting this Amalgamation Agreement and subject to paragraph 15 hereof, articles of amalgamation in prescribed form shall be sent to the Director under the Business Corporations Act, 1982.

14.         On the date shown in the certificate of amalgamation issued to the Amalgamated Corporation under the Business Corporations Act, 1982.

(a)        the Amalgamating Corporations are amalgamated and continue as one corporation under the terms and conditions prescribed in the Amalgamation Agreement;

(b)       the Amalgamated Corporation possesses all the property, rights, privileges and franchises and is subject to all liabilities, including civil, criminal and quasi-criminal, and all contracts, disabilities and debts of each of the Amalgamating Corporations;

(c)        a conviction against, or ruling, order or judgment in favour or against an Amalgamating Corporation may be enforced by or against the Amalgamated Corporation;

(d)       the articles of amalgamation are deemed to be the articles of incorporation of the Amalgamated Corporation and, except for the purposes of subsection 117(1), the certificate of amalgamation is deemed to be the certificate of incorporation of the Amalgamated Corporation;

(e)        the Amalgamated Corporation shall be deemed to be the party plaintiff or the party defendant, as the case may be, in any civil action commenced by or against an Amalgamating Corporation before the amalgamation has become effective.

15.         This Amalgamation Agreement may be terminated without cause or reason by the board of directors of any of the Amalgamating Corporations, notwithstanding the approval of this agreement by the shareholders of the Amalgamating Corporations, at any time prior to the issuance of a certificate of amalgamation confirming this Amalgamation Agreement.

5. A)

The amalgamation agreement has been duly adopted by the shareholders of each of the amalgamating corporations as required by subsection 175(4) of the Business Corporations Act on the date set out below.

☒

Check
A or B

B)	The amalgamation has been approved by the	☐

directors of each amalgamating corporation by a resolution as required by section 176 of the Business Corporations Act on the date set out below.

The articles of amalgamation in substance contain the provisions of the articles of incorporation of and are more particularly set out in these articles.

Names of amalgamating corporations	Ontario Corporation Number	Date of Adoption/Approval

FLEETWOOD CANADA LTD.	512002	April 13, 1984

FLEETWOOD HOMES OF ALBERTA, LTD.	581940	April 13, 1984

AND I MAKE this solemn declaration conscientiously believing the same to be true and knowing that it is of the same force and effect as if made under oath and by virtue of the Canada Evidence Act.

DECLARED before me at the City of Riverside, in the State of California this 16th day of April,	) ) ) )
1984.	)	William H. Lear

A Commissioner etc.

2

Schedule “A”

IN THE MATTER OF the Business Corporations Act, 1982 and the articles of amalgamation of FLEETWOOD CANADA LTD.

I, William H. Lear, of the City of Riverside, in the State of California, MAKE OATH AND SAY THAT:

1.                                                               I am the Secretary of Fleetwood Homes of Alberta, Ltd., (hereinafter called the “Amalgamating Corporation”) and as such have personal knowledge of the matters herein declared to.

2.                                                               I have conducted such examinations of the books and records of the Amalgamating Corporation and have made such enquiries and investigations as are necessary to enable me to make this declaration.

3.                                                               I have satisfied myself that:

(a)                                  the Amalgamating Corporation is and the Amalgamated Corporation will be able to pay its liabilities as they become due;

(b)                                 the realizable value of the assets of the Amalgamated Corporation will not be less than the aggregate of its liabilities and stated capital of all classes;

(c)                                  no creditor of the Amalgamating Corporation will be prejudiced by the amalgamation.

3

8.	Rights, privileges, restrictions and conditions (if any) attaching to each class of shares and directors authority with respect to any class of shares which is to be issued in series:

Not applicable

4

IN WITNESS WHEREOF this agreement has been duly executed by the parties hereto under their respective corporate seals as witnessed by the signatures of their proper officers in that behalf.

FLEETWOOD CANADA LTD.

Per:

Per:

FLEETWOOD HOMES OF ALBERTA, LTD.

Per:

Per: